Exhibit 21
Brown & Brown, Inc. is the sole owner of the following entities either directly or indirectly:

Acumen RE Management Corporation	Delaware
Adeo Solutions, LLC	Massachusetts
Advocate Insurance Services Corp.	Delaware
Advocator Group Holding Company, Inc.	Florida
Aevo Insurance Services, LLC	Florida
AFC Insurance, Inc.	Pennsylvania
AGIA Premium Finance Company, Inc.	California
Allocation Services, Inc.	Florida
American Claims Management - Atlantic Region, LLC	Georgia
American Claims Management, Inc.	California
American Specialty Insurance & Risk Services, Inc.	Indiana
Apex Insurance Agency, LLC	Virginia
Aquiline Wright Holdings 1, Inc.	Delaware
Aquiline Wright Holdings 2, Inc.	Delaware
Arrowhead General Insurance Agency - Atlantic Region, LLC	Georgia
Arrowhead General Insurance Agency Holding Corp.	Delaware
Arrowhead General Insurance Agency Superholding Corp.	Delaware
Arrowhead General Insurance Agency, Inc.	Minnesota
Arrowhead Insurance Risk Managers, LLC fka Arrowhead Specialty Underwriting, LLC	Georgia
AVIRS Acquisition, LLC	Pennsylvania
Axiom Re, LP	Florida
Azure International Holding Co.	Delaware
B&B Canada Holdco, Inc.	Delaware
B&B Fitness PG, Inc.	Colorado
B&B Metro Holding, Inc.	New Jersey
B&B PF, LLC	Pennsylvania
B&B Protector Plans, Inc.	Florida
B&B TN Holding Company, Inc.	Delaware
B&B Wholesale, Inc.	Florida
BB FL Holding 2, LLC	Florida
BB FL Holding, LLC	Florida
Beecher Carlson Brokerage, Ltd.	Bermuda
Beecher Carlson Cayman, Ltd.	Cayman Islands
Beecher Carlson Holdings, Inc.	Delaware
Beecher Carlson Insurance Services of Colorado, LLC	Colorado
Beecher Carlson Insurance Services, LLC	California
Beecher Carlson Management, Ltd.	Bermuda
Beecher Carlson of Florida, Inc.	Florida
Benefit Integration Management Services, LLC	Delaware
Brown & Brown Agency of Insurance Professionals, Inc.	Oklahoma
Brown & Brown Benefit Advisors, Inc.	New Jersey
Brown & Brown Disaster Relief Foundation, Inc.	Florida
Brown & Brown Insurance Agency of Virginia, Inc.	Virginia
Brown & Brown Insurance Brokers of Sacramento, Inc.	California
Brown & Brown Insurance of Arizona, Inc.	Arizona
Brown & Brown Insurance of Georgia, Inc.	Georgia
Brown & Brown Insurance of Nevada, Inc.	Nevada

Brown & Brown Insurance Services of California, Inc.	California
Brown & Brown Insurance Services of The Bay Area, Inc.	California
Brown & Brown Lone Star Insurance Services, Inc.	Texas
Brown & Brown Metro, LLC	New Jersey
Brown & Brown NJ Holding Co., Inc.	Florida
Brown & Brown of Arkansas, Inc.	Arkansas
Brown & Brown of Bartlesville, Inc.	Oklahoma
Brown & Brown of Canada, Inc.	Ontario
Brown & Brown of Central Carolina, LLC	North Carolina
Brown & Brown of Central Michigan, Inc.	Michigan
Brown & Brown of Central Oklahoma, Inc.	Oklahoma
Brown & Brown of Colorado, Inc.	Colorado
Brown & Brown of Connecticut, Inc.	Connecticut
Brown & Brown of Delaware, Inc.	Delaware
Brown & Brown of Detroit, Inc.	Michigan
Brown & Brown of Florida, Inc.	Florida
Brown & Brown of Garden City, Inc.	Florida
Brown & Brown of Illinois, Inc.	Illinois
Brown & Brown of Indiana, LLC	Indiana
Brown & Brown of Iowa, Inc.	Iowa
Brown & Brown of Kentucky, Inc.	Kentucky
Brown & Brown of Lehigh Valley, LP	Pennsylvania
Brown & Brown of Louisiana, LLC	Louisiana
Brown & Brown of Massachusetts, LLC	Massachusetts
Brown & Brown of Michigan, Inc.	Michigan
Brown & Brown of Minnesota, Inc.	Minnesota
Brown & Brown of Mississippi, LLC	Delaware
Brown & Brown of Missouri, Inc.	Missouri
Brown & Brown of Nashville, Inc.	Tennessee
Brown & Brown of New Hampshire, Inc.	New Hampshire
Brown & Brown of New Jersey, LLC	New Jersey
Brown & Brown of New Mexico, Inc.	New Mexico
Brown & Brown of New York, Inc.	New York
Brown & Brown of North Dakota, Inc.	North Dakota
Brown & Brown of Northern Illinois, Inc.	Delaware
Brown & Brown of Ohio, LLC	Ohio
Brown & Brown of Oregon, LLC	Oregon
Brown & Brown of Pennsylvania, LP	Pennsylvania
Brown & Brown of South Carolina, Inc.	South Carolina
Brown & Brown of Tennessee, Inc.	Tennessee
Brown & Brown of Washington, Inc.	Washington
Brown & Brown of West Virginia, Inc.	West Virginia
Brown & Brown of Wisconsin, Inc.	Wisconsin
Brown & Brown PA Holding Co. 2, LLC	Florida
Brown & Brown PA Holding Co., LLC	Florida
Brown & Brown Program Insurance Services, Inc.	California
Brown & Brown Programs (CA), Inc.	Ontario
Brown & Brown Realty Co.	Delaware
Brown & Brown West Coast, Inc.	California

Brown & Brown, Inc.	Florida
Brown Holding, Inc.	Illinois
CC Acquisition Corp.	Florida
Decus Holdings (UK) Limited	United Kingdom
Decus Insurance Brokers Limited	United Kingdom
ECC Insurance Brokers, LLC	Illinois
Elohssa, Inc.	Florida
Florida Intracoastal Underwriters, Limited Company	Florida
Grocer Re Insurance Ltd.	Cayman Islands
Healthcare Insurance Professionals, Inc.	Texas
Hull & Company of New York, Inc.	New York
Hull & Company, LLC	Florida
ICA, LP	North Carolina
Independent Consulting & Risk Management Services, Inc.	California
Industry Consulting Group, Inc.	Florida
International E & S Insurance Brokers, Inc.	California
Investigation Solutions, Inc.	California
Irving Weber Associates, Inc.	New York
MacDuff Underwriters, LLC	Florida
Madoline Corporation	Florida
Marquee Managed Care Solutions, Inc.	California
Monarch Management Corporation	Kansas
National ConnectForce Claims, Inc.	California
New SSAD Holding, LLC	Delaware
OnPoint Insurance Services, LLC	Delaware
OnPoint Underwriting, Inc.	Delaware
Pacific Resources Benefits Advisors, LLC	Illinois
Peachtree Special Risk Brokers of New York, LLC	New York
Peachtree Special Risk Brokers, LLC	Georgia
Preferred Governmental Claim Solutions, Inc.	Florida
Premier Interpreting & Transportation, Inc.	California
Proctor Financial, Inc.	Michigan
Program Management Services, Inc.	Florida
Public Risk Underwriters Insurance Services of Texas, LLC	Texas
Public Risk Underwriters of Florida, Inc.	Florida
Public Risk Underwriters of Illinois, LLC	Illinois
Public Risk Underwriters of Indiana, LLC	Indiana
Public Risk Underwriters of New Jersey, Inc.	New Jersey
Public Risk Underwriters of The Northwest, Inc.	Washington
Public Risk Underwriters, LLC	Florida
Risk Management Associates, Inc.	Florida
Social Security Advocates for the Disabled, LLC	Delaware
Spectrum Wholesale Insurance Services, LLC	Delaware
Superior Recovery Services, Inc.	California
Texas Security General Insurance Agency, LLC	Texas
The Advocator Group, LLC	Florida
The Wright Insurance Group LLC	Delaware
Title Pac, Inc.	Oklahoma
Tribal Nation Insurance Services, LLC	Connecticut

TSG Premium Finance, LLC	Texas
USIS, Inc.	Florida
Valiant Insurance Services, LLC fka Alexander Anthony Insurance, LLC	Utah
Wright Managed Care LLC	New York
Wright National Flood Insurance Company	Texas
Wright National Flood Insurance Services, LLC	Delaware
Wright Program Management, LLC	Delaware
Wright Risk Consulting, LLC	Delaware
Wright Risk Management Company, LLC	Delaware
Wright RPG, LLC	Delaware
Wright Specialty Insurance Agency, LLC	Delaware
WRM America Intermediate Holding Co., Inc.	Delaware
YouZoom Insurance Services, Inc.	California